Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024 with respect to the financial statements of Nutex Health Inc. for the year ended December 31, 2023 included in the Annual Report on Form 10-K.
/s/ MARCUM LLP
Houston, Texas
March 12, 2026